UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Rob Salmon, 45, was named as Network Appliance, Inc.’s (the "Company") Executive Vice President, Field Operations effective December 7, 2005.

Mr. Salmon has served as the Company’s Executive Vice President of Worldwide Sales since September 2004. From August 2003 to September 2004, Mr. Salmon served as the Company’s Senior Vice President of Worldwide Sales and from May 2000 to August 2003, Mr. Salmon served as the Company’s Vice President of North American Sales. Mr. Salmon joined the Company in 1994 after nearly ten years with Sun Microsystems and Data General Corporation. Mr. Salmon graduated from California State University, Chico with a bachelor of science degree.

Mr. Salmon’s employment with the Company shall continue to be on an "at-will" basis, pursuant to the current terms of his employment with the Company. In connection with his promotion, Mr. Salmon’s annual salary will be increased to $375,000. In addition, Mr. Salmon will be eligible to participate in the Company’s FY06 Incentive Compensation Plan with a target incentive compensation payout of 60%. Mr. Salmon shall also receive an additional option to purchase 75,000 shares of the Company’s Common Stock at a price equal to the fair market value of the Common Stock on the date of grant, 25% of which shall vest upon the first anniversary of his promotion date, with the remainder vesting monthly over the following three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

December 9, 2005	By:	/s/ Andrew Kryder

Name: Andrew Kryder
Title: Secretary, General Counsel, and Vice President, Legal and Tax